Exhibit 5.1

600 Congress Avenue Suite 2200 Austin, TX 78701 Telephone: 512-305-4700 Fax: 512-305-4800 www.lockelord.com

August 17, 2021

Team, Inc.
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have served as counsel to Team, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale, from time to time, of up to 3,582,949 shares of its common stock, par value $0.30 per share (the “Common Stock”), issuable upon the exercise of warrants to purchase such shares of Common Stock (the “Warrant”) by the selling securityholder named in the Registration Statement under the heading “Selling Securityholders.” The shares of Common Stock, once issued, may be sold from time to time pursuant to Rule 415 under the Securities Act.
The Registration Statement provides that the Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Common Stock as set forth below.
As counsel, we have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company and its subsidiaries).
On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the shares of Common Stock have been duly authorized and reserved for issuance and, when issued upon the exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any shares of Common Stock offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

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August 17, 2021

i.the Board of Directors, including any appropriate committee appointed thereby, shall have duly authorized and taken any other necessary corporate or other action to approve the issuance of the Common Stock upon exercise of the Warrant and such authorizations and actions have not been rescinded;
ii.upon issuance of any shares of Common Stock upon the exercise of the Warrant, the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as amended;
iii.the Common Stock issuable upon exercise of the Warrant have been duly delivered upon payment of the agreed-upon exercise price therefor and have been duly issued and sold in accordance with the Common Stock Purchase Warrant No. 1 dated December 18, 2020;
iv.the Registration Statement, as amended (including all necessary post-effective amendments), shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;
v.an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Common Stock offered thereby; and
vi.the Common Stock shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the States of Texas, Delaware or New York, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.
The opinion expressed herein is limited to the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.
This letter and the opinion set forth herein are intended solely for your benefit. This letter is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. The opinion is limited to the specific opinion expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

August 17, 2021

The opinion expressed herein is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours
/s/ Locke Lord LLP
Locke Lord LLP